UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2008

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200

Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 14, 2008, the board of directors of the registrant appointed James D. Miller as Vice President-Finance, Treasurer and Secretary, effective June 1, 2008, and increased his salary to the annual rate of $175,000. Mr. Miller will continue to serve as the registrant's Principal Accounting Officer in addition to his new capacity of Chief Financial Officer. He had been appointed as the registrant’s interim Chief Financial Officer on May 5, 2008. Mr. Miller joined the registrant in January 1994 as Controller. From 1991 to 1994, he was the Corporate Accounting Manager for Christensen Motor Yacht Corporation. Mr. Miller, a certified public accountant on inactive status, was employed by Price Waterhouse LLP, now known as PricewaterhouseCoopers LLP, from 1987 to 1991.

A copy of the press release announcing Mr. Miller’s promotion is attached as Exhibit 99.1.

Item 8.01. Other Events.

On May 16, 2008, the Company issued a press release announcing that its board of directors declared a regular, quarterly cash dividend of $0.08 per share. The dividend is payable on June 12, 2008, to all shareholders of record as of May 29, 2008.

The press release announcing the dividend is attached as Exhibit 99.1 to this report and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibit is filed with this Form 8-K:

99.1 Press Release dated May 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: May 16, 2008	By:	/s/ James D. Miller
James D. Miller Treasurer and Secretary